Exhibit 10.22

April 15, 2002

(VIA FACSIMILE AND
FIRST CLASS MAIL)

FIRSTBANK PUERTO RICO
Commercial Credit Department
1519 Ponce de Leon Avenue
Santurce, Puerto Rico

Attention: Nelson Gonzalez

Ladies/Gentlemen:

Reference is made to that certain letter dated July 13, 2001, addressed to FirstBank Puerto Rico (the "Bank") by Land Development Associates, S.E. ("LDA"), signed by Carlos R. Rodríguez Batilla on behalf of LDA (the "Letter"), a copy of which is attached hereto.

This will confirm in writing that the Bank has agreed to amend the Letter by rescinding therefrom, ab initio, the following paragraph:

"Furthermore, as a condition of you entering into the Credit Agreement and extending credit thereunder, LDA agrees to modify and hereby modifies, with your consent, the LDA Loan Agreement to the effect that the occurrence of an event of default under the Credit Agreement shall constitute an event of default under the LDA Agreement as if such was caused by LDA, giving you the right to foreclose on the collateral guaranteeing the LDA Loan Agreement. Notwithstanding the said cross-default and cross-guarantee rights granted to you herein, LDA shall retain the right to cure any such default as such may be cured by KEMBT pursuant to the terms of the Credit Agreement"

and in lieu thereof, inserting, ab initio, the following paragraph:

"Furthermore, as a condition of you entering into the Credit Agreement and extending credit thereunder, LDA agrees that the LDA Note is secured by the collateral guaranteeing the LDA Loan Agreement and, furthermore, that an event of default arising under the terms of the LDA Note shall constitute an event of default under the LDA Loan Agreement. LDA also agrees that upon the prepayment of all or part of the obligations under the LDA Loan Agreement, it shall prepay to the holder a proportionate amount of the outstanding balance of the LDA Note."

The Letter, as partially rescinded and amended hereby, ab initio, as well as that certain other letter of LDA to the Bank, also dated July 13, 2001, but referenced "LDA Cash Flow Note" (the "Second Letter"), and the terms and conditions in the Letter and the Second Letter, are hereby ratified and confirmed.

The undertaking of LDA under the Letter, as partially rescinded and amended hereby, and the Second Letter, have been authorized and approved by the trustees of American Community Properties Trust, a Maryland business trust, the sole stockholder of IGP Corp, the General Partner of Interstate General Properties L.P., the Managing Partner of Land Development Associates, S.E., including a majority of its independent trustees at a special meeting held April [_12_], 2002, as set forth in the enclosed certificate.

Very truly yours,

LAND DEVELOPMENT ASSOCIATES, S.E.
a Puerto Rico Special Partnership

By: INTERSTATE GENERAL PROPERTIES
LIMITED PARTNERSHIP, a Maryland
limited partnership, its managing partner

By: IGP Group Corp., a Puerto Rico Corporation,
its general partner
By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: Senior Vice President

Agreed and Acknowledged:

I.G.P. GROUP CORP (Guarantor)
By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: Senior Vice President

AMERICAN COMMUNITY PROPERTIES TRUST (Guarantor)
By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: President

AMERICAN LAND DEVELOPMENT U.S., INC. (Guarantor)
By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: Vice President

INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP, S.E. (Guarantor)
By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: Senior Vice President

FirstBank Puerto Rico (Lender)
By: /s/ Carmen E. Rocafort
 Carmen E. Rocafort
Senior Vice President